UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

KIROMIC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin, Suite 140

Houston, TX, 77054

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (832) 968-4888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Tony Tontat as Chief Financial Officer and Director

On September 29, 2021, Tony Tontat, Chief Financial Officer and a director of Kiromic BioPharma, Inc. (the “Company”) notified the Company of his decision to resign from his positions at the Company effective immediately. Mr. Tontat’s resignation from the Company’s board of directors was due to personal reasons and did not relate to any disagreement with the operations, policies or practices of the Company on any matters.

Appointment of Dan Clark as Interim Chief Financial Officer

On September 30, 2021, the Board of Directors of the Company appointed Dan Clark as interim Chief Financial Officer, effective September 30, 2021. In his capacity as interim Chief Financial Officer, Mr. Clark succeeds Mr. Tontat as the principal financial officer of the Company.

Mr. Clark, age 32, joined the Company in February 2020 and served as the Company’s Corporate Controller until September 2021, when he was promoted to Vice President – Finance Operations prior to his appointment as interim Chief Financial Officer. Before joining the Company, Mr. Clark was a Manager with The Siegfried Group, a national accounting services firm, from June 2018 to February 2020. Prior to his employment with The Siegfried Group, Mr. Clark served as Senior Consultant - Office of the CFO Solutions for FTI Consulting, a global financial consulting firm, from January 2017 to May 2018.  Prior to that, Mr. Clark was Senior Associate - Audit at KPMG US, a member of Big Four global accounting firm KPMG, from August 2011 to June 2015.  Mr. Clark holds a Master of Business Administration from Texas A&M University, Mays School of Business, and a Bachelor of Science in Business Administration with a major in Accounting from the University of Richmond, Robins School of Business. Mr. Clark is a licensed Certified Public Accountant in the state of Texas.

The Company has not entered into an employment agreement with Mr. Clark in his capacity as interim Chief Financial Officer. Mr. Clark will continue to be compensated and receive the same benefits as he received when he served as the Company’s Vice President – Finance Operations. Specifically, he will continue to receive an annual base salary of $205,000 and participate in the Company’s benefits package.

There are no family relationships between Mr. Clark and any director or executive officer of the Company, and Mr. Clark is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  There are no arrangements or understandings between Mr. Clark and any other persons pursuant to which Mr. Clark was appointed as the Company’s interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kiromic BioPharma, Inc.

Date: October 5, 2021	By:	/s/ Maurizio Chiriva Internati
Maurizio Chiriva Internati
Chief Executive Officer